Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AIG Debenture-Backed Series 2002-10
*CUSIP:     21988G429       Class     A-1
            21988GBU9       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 31, 2002.

INTEREST ACCOUNT

Balance as of June 6, 2002 ....................................            $0.00
         Scheduled Income received on securities ..............      $961,688.00
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A-1 Holders ....................     -$264,028.46
         Distribution to Class A-2 Holders ....................      -$29,820.44
         Distribution to Depositor ............................     -$667,838.89
         Distribution to Trustee ..............................           -$0.21
Balance as of July 31, 2002 ...................................            $0.00

PRINCIPAL ACCOUNT

Balance as of June 6, 2002 ....................................            $0.00
         Scheduled Principal received on securities ...........            $0.00

LESS:
         Distribution to Holders ..............................           -$0.00
Balance as of July 31, 2002 ...................................            $0.00

                 UNDERLYING SECURITIES HELD AS OF July 31, 2002

           Principal Amount              Title of Security
              ---------                  -----------------
            $34,346,000               American International Group, successor by
                                      merger to SunAmerica, Inc. 5.60%
                                      Debentures due July 31, 2097
                                      *CUSIP: 866930AG5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.